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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) 2/21/2019

CITIZENS FIRST CORPORATION
(Exact name of registrant as specified in its charter)

Kentucky (State or other jurisdiction of incorporation)	001-33126 (Commission File Number)	61-0912615 (IRS Employer Identification No.)

1065 Ashley Street, Bowling Green, Kentucky (Address of principal executive offices)	42103 (Zip Code)

Registrant's telephone number, including area code (270) 393-0700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☒
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

Merger Agreement

        On February 21, 2019, German American Bancorp, Inc., an Indiana corporation ("German American"), and Citizens First Corporation, a Kentucky corporation ("Citizens First"), entered into an Agreement and Plan of Reorganization (the "Merger Agreement") pursuant to which Citizens First agreed to merge with and into German American (the "Merger"). The Merger Agreement provides that Citizens First's wholly-owned banking subsidiary, Citizens First Bank, Inc., will be merged with and into German American's wholly-owned banking subsidiary, German American Bank, immediately following the Merger.

        Under the terms of the Merger Agreement, each record holder of Citizens First common stock (other than "Dissenting Shares" (as defined in the Merger Agreement) and shares of Citizens First common stock held by the Citizens First Bank 401k plan (the "401(k)")) will receive (a) 0.6629 share of German American common stock in a tax-free exchange for each share of Citizens First common stock, plus (b) a cash payment of $5.80 for each share of Citizens First common stock. The 401(k), as a record holder of shares of Citizens First common stock, will receive, for each share of Citizens First common stock then held by the 401(k), a cash payment equal to $5.80 plus the product of the Exchange Ratio multiplied by the greater of (i) the average trading price of German American common stock during the 20 trading days ending on the trading day that is the second business day preceding the closing, and (ii) the closing trading price of the German American common stock on the trading day that is the first business day preceding the closing date of the Merger, each as reported by Bloomberg, L.P. (or if not reported therein, in another authoritative source mutually selected by the parties). The cash payment per outstanding share (including each 401(k) share) described above are also subject to reduction in the event the "Effective Time Book Value" (as defined in and calculated pursuant to the Merger Agreement) of Citizens First falls below certain thresholds at the time of closing of the Merger. The cash payments for each outstanding share of Citizens First common (including shares held in the 401(k) Plan) are subject to reduction in the event the "Effective Time Book Value" (as defined in and calculated pursuant to the Merger Agreement) of Citizens First falls below certain thresholds at the time of closing of the Merger. Immediately prior to closing the Merger, Citizens First will make cash payments to the holders of certain outstanding performance units granted under the Citizens First Corporation 2015 Incentive Compensation Plan, in lieu of distributing Citizens First common shares to such holders.

        The Boards of Directors of both German American and Citizens First have approved the Merger Agreement. Consummation of the Merger is subject to approval by federal and state banking regulatory authorities, approval by the shareholders of Citizens First and certain other conditions set forth in the Merger Agreement.

        The Merger Agreement contains (a) customary representations and warranties of German American and Citizens First, including, among others, with respect to corporate organization, capitalization, corporate authority, third party and governmental consents and approvals, financial statements, and compliance with applicable laws, (b) covenants of Citizens First to conduct its business in the ordinary course until the Merger is completed, (c) covenants of Citizens First to use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises, and (d) covenants of German American and Citizens First to take, or not to take, certain actions during the term of the Merger Agreement. Citizens First has also agreed not to (a) solicit proposals relating to alternative business combination transactions or (b) maintain discussions concerning any proposals for alternative business combination transactions.

        Each party's obligation to consummate the Merger is subject to various conditions, including (a) receipt of the requisite approval of the holders of Citizens First common stock of the Merger, (b) receipt of regulatory approvals, (c) effectiveness of the registration statement to be filed by German

American with respect to the German American common stock to be issued in the Merger, (d) the accuracy of the representations and warranties of the other party, (e) compliance by the other party with its covenants in all material respects, and (f) the absence of a material adverse effect as to the other party.

        The Merger Agreement contains certain termination rights for German American and Citizens First, as the case may be, applicable upon: (i) certain adverse regulatory decisions in relation to the Merger, (ii) if the Merger has not been closed by October 1, 2019; (iii) a failure of the other party to comply with such party's covenants (subject to certain rights to cure in certain cases) or a breach of the representations and warranties by the other party that would have a material adverse effect on such party; or (iv) if the Citizens First shareholders fail to approve the Merger by the required vote. Under certain circumstances, termination of the Merger Agreement may result in the payment of a termination fee of $2.5 million by Citizens First to German American, as more fully described in the Merger Agreement.

        The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this "Report") and is incorporated herein by reference.

Voting Agreements

        In connection with the Merger Agreement, the members of the Board of Directors of Citizens First, all of whom collectively held approximately 8% of the outstanding shares of Citizens First common stock as of February 21, 2019, entered into a voting agreement (the "Voting Agreement") with German American. Subject to the terms and conditions of the Voting Agreement, the directors of Citizens First have agreed to vote their shares in favor of the transactions contemplated by the Merger Agreement and against any alternative acquisition proposal. The Voting Agreement automatically terminates upon any termination of the Merger Agreement.

        The foregoing summary of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such Voting Agreement, which is filed as Exhibit 10.1 to this Report and is incorporated herein by reference.

Item 7.01.    Regulation FD Disclosure.

        On February 21, 2019, German American and Citizens First issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein by reference.

Cautionary Statement

        The Merger Agreement and Voting Agreement have been included in this report to provide investors with information regarding their terms. Except for the status of each such agreement as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described in this report, the Merger Agreement and Voting Agreement are not intended to be a source of factual, business or operational information about the parties thereto.

        The representations, warranties, covenants and agreements made by the parties to the Merger Agreement are made as of specific dates and are qualified and limited, including by information in disclosure schedules that the parties exchanged in connection with the execution of such Merger Agreement. Moreover, certain of the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders. Representations and warranties may be used as a tool to allocate risks between the parties to the

Merger Agreement, including where the parties do not have complete knowledge of all facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding German American or Citizens First, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding German American, Citizens First, their respective affiliates or their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a proxy statement of Citizens First and a prospectus of German American, as well as in the Forms 10-K, Forms 10-Q and other filings that each of German American and Citizens First make with the SEC.

Additional Information

        Communications in this Report do not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy vote or approval. The Merger will be submitted to the Citizens First shareholders for their consideration. In connection therewith, German American will file a Registration Statement on Form S-4 with the SEC that will include a proxy statement for Citizens First and a prospectus for German American, as well as other relevant documents concerning the Merger. INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE CORRESPONDING PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, TOGETHER WITH ALL AMENDMENTS AND SUPPLEMENTS TO THOSE DOCUMENTS, AS THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain a copy of the proxy statement/prospectus (once filed), as well as other filings containing information about German American, without charge, at the SEC's website (http://www.sec.gov) or by accessing German American's website (http://www.germanamerican.com) under the tab "Investor Relations" and then under the heading "Financial Information." Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Terri A. Eckerle, Shareholder Relations, German American Bancorp, Inc., 711 Main Street, Box 810, Jasper, Indiana 47546, telephone 812-482-1314 or to M. Todd Kanipe, President and CEO, Citizens First Corporation, 1065 Ashley Street, Bowling Green, Kentucky 42103, telephone 270-393-0700.

        German American and Citizens First and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Citizens First in connection with the proposed Merger. Information about the directors and executive officers of German American is set forth in the proxy statement for German American's 2018 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 26, 2018, which information has been updated by German American from time to time in subsequent filings with the SEC. Information about the directors and executive officers of Citizens First is set forth in the proxy statement for Citizens First's 2018 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 29, 2018. Additional information about the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus when it becomes available. Free copies of this document may be obtained as described above.

Item 9.01    Financial Statements and Exhibits

(d)
Exhibits:

2.1	Agreement and Plan of Reorganization by and among German American Bancorp, Inc., German American Bank, Citizens First Corporation and Citizens First Bank, Inc., dated February 21, 2019*
10.1	Voting Agreement, dated as of February 21, 2019, among German American Bancorp, Inc. and each member of the Board of Directors of Citizens First Corporation.
99.1	Press Release, dated February 21, 2019

*
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K but Citizens First Corporation will provide them to the Securities and Exchange Commission upon request.

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citizens First Corporation
February 21, 2019 Date	/s/ STEVE MARCUM Steve Marcum Executive Vice President and Chief Financial Officer

QuickLinks

  Item 1.01. Entry into a Material Definitive Agreement.
  Item 7.01. Regulation FD Disclosure.
  Item 9.01 Financial Statements and Exhibits
SIGNATURE